Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:

Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Second Quarter Results

•	Net sales of $6.0 billion(1)

•	Adjusted EPS of $1.36, up 11 percent; reported EPS from continuing operations was $0.56(1)

•	Adjusted operating margin of 12.6 percent, up 30 basis points; reported operating margin was 5.8 percent(1)

•	Solid operating cash flow from continuing operations of $400 million

WALTHAM, Mass., (July 29, 2010) – Raytheon Company (NYSE: RTN) announced second quarter 2010 Adjusted EPS of $1.36 per diluted share, compared to $1.22 per diluted share in the second quarter 2009(1). Second quarter 2010 income from continuing operations attributable to Raytheon was $0.56 per diluted share compared to $1.24 per diluted share in the second quarter 2009.

Second quarter 2010 income from continuing operations attributable to Raytheon included a ($395) million before-tax unfavorable adjustment, ($274) million after-tax or ($0.71) per diluted share, due to the previously announced program termination notice received by Raytheon Systems Limited on July 22, 2010 from the UK Border Agency. The Company believes that it performed well and delivered substantial capabilities to the customer under this program, and intends to pursue vigorously the collection of the unbilled receivables and damages and defend itself against the claims for losses and previous payments. Under U.S. Generally Accepted Accounting Principles (GAAP) the Company is required to recognize, in the second quarter 2010, the potential financial impact of the termination notice.

(1)

A termination notice on a UK Border Agency program reduced second quarter 2010 net sales by $316 million, income from continuing operations before taxes by $395 million and EPS by $0.71 per share. Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the UK Border Agency program termination adjustment. Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS pension adjustment and the adjustment for the UK Border Agency program termination. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Second quarter 2010 income from continuing operations attributable to Raytheon also included ($0.09) per diluted share of FAS/CAS pension expense, compared to $0.02 per diluted share of FAS/CAS pension income in the second quarter 2009.

“Raytheon’s underlying results during the quarter and execution of our strategy show continued growth for the year,” said William H. Swanson, Raytheon’s Chairman and CEO. “We continue to be well aligned with our customers’ needs and we are well positioned for the future.”

Net sales of $6.0 billion in the second quarter 2010 reflect the $316 million reduction for the UK Border Agency program termination. Net sales in the second quarter 2009 were $6.1 billion.

The Company generated operating cash flow from continuing operations of $400 million in the second quarter 2010 compared to $512 million in the second quarter 2009. Operating cash flow from continuing operations in the second quarter 2010 included $73 million in higher cash tax payments.

The Company ended the second quarter 2010 with $2.4 billion in cash and cash equivalents and $2.3 billion in total debt.

In the second quarter 2010, the Company repurchased 8.6 million shares of common stock for $475 million, as part of its previously announced share repurchase program. Year-to-date 2010, the Company repurchased 14.2 million shares of common stock for $775 million.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2010	2009	Change	2010	2009	Change

Net sales(1)	$5,973	$6,125	-2%	$12,026	$12,009	—%

Income from continuing operations attributable to Raytheon Company(1)	$212	$492	-57%	$665	$941	-29%

Adjusted Income(2)	$522	$485	8%	$1,009	$927	9%

EPS from continuing operations(1)	$0.56	$1.24	-55%	$1.73	$2.35	-26%

Adjusted EPS(2)	$1.36	$1.22	11%	$2.63	$2.31	14%

Operating cash flow from cont. ops.	$400	$512		$657	$923

Workdays in fiscal reporting calendar	64	64		124	125

(1)

The unfavorable adjustment for the UK Border Agency program termination reduced net sales in the second quarter and YTD 2010 by $316 million; reduced income from continuing operations attributable to Raytheon Company in the second quarter and YTD 2010 by $395 million (before tax), $274 million (after-tax); and reduced EPS from continuing operations in the second quarter and YTD 2010 by $0.71 and $0.72 per diluted share, respectively.

(2)

Adjusted Income is defined as income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment and the UK Border Agency program termination adjustment. Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the UK Border Agency program termination adjustment. Adjusted EPS and Adjusted Income are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings

	2nd Quarter		Six Months
($ in millions)	2010	2009	2010	2009

Bookings	$5,901	$7,647	$12,427	$12,856

Backlog

	Period Ending
($ in millions)	06/27/10	12/31/09

Backlog(1)	$35,980	$36,877
Funded Backlog(1)	$22,461	$23,479

(1)	Backlog and funded backlog for the period ending 06/27/10 was reduced by a net $556 million for the UK Border Agency program termination.

Year-to-date 2010 bookings were $12.4 billion, resulting in a book-to-bill ratio slightly greater than 1.

Outlook

2010 Financial Outlook

		2010 Outlook
	2009 Actual	Current	Prior (4/22/10)

Net Sales ($B)	24.9	25.6 -26.1*	25.9 - 26.4
FAS/CAS Pension Inc./(Exp.) ($M)	27	(220)	(220)
Interest Expense, Net ($M)	(109)	(95) -(110)	(95) - (110)
Diluted Shares (M)	395.7	377 - 382	377 - 382
Effective Tax Rate	32.5%	~31.5%	~31.5%
EPS from Continuing Operations	$4.89	$4.00 - $4.15*	$4.75 - $4.90
Adjusted EPS(1)	$4.85	$5.13 -$5.28	$5.13 - $5.28
Operating Cash Flow from Cont. Ops. ($B)	2.7	2.0 - 2.2	2.0 - 2.2
ROIC (%)(1)	12.2	12.2 - 12.6	12.2 - 12.6

*	Denotes change from prior guidance.
(1)

Adjusted EPS is defined as EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the UK Border Agency program termination adjustment. Adjusted EPS and ROIC are non-GAAP financial measures. See attachment F for a reconciliation of Adjusted EPS to EPS from continuing operations and attachment G for a calculation of ROIC and discussions of why the Company is presenting this information.

The Company updated its full-year 2010 guidance to reflect the unfavorable impact of the UK Border Agency program termination. Charts containing additional information on the Company’s 2010 financial outlook are available on the Company’s website at www.raytheon.com/ir.

Segment Results

Integrated Defense Systems

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,352	$1,335	1%	$2,688	$2,597	4%
Operating Income	$221	$205	8%	$431	$393	10%
Operating Margin	16.3%	15.4%		16.0%	15.1%

Integrated Defense Systems (IDS) had second quarter 2010 net sales of $1,352 million compared to $1,335 million in the second quarter 2009. IDS recorded $221 million of operating income compared to $205 million in the second quarter 2009. The increase in operating income was primarily due to international Patriot programs.

During the quarter, IDS booked $317 million to provide advanced Patriot air and missile defense capability for an international customer.

Intelligence and Information Systems

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$472	$812	-42%	$1,202	$1,596	-25%
Operating Income (Loss)	$(329)	$66	NM	$(279)	$127	NM
Operating Margin	NM	8.1%		NM	8.0%

NM = Not Meaningful

Intelligence and Information Systems (IIS) had second quarter 2010 net sales of $472 million compared to $812 million in the second quarter 2009. IIS recorded $329 million of operating loss in the second quarter 2010 and $66 million of operating income in the second quarter 2009. The impact of the UK Border Agency program termination reduced IIS’ second quarter 2010 net sales and operating income by $316 million and $395 million, respectively.

During the quarter, IIS booked $80 million on the Earth Observing System Data and Information System (EOSDIS) contract for NASA. IIS also booked $371 million on a number of classified contracts.

Missile Systems

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,415	$1,384	2%	$2,776	$2,752	1%
Operating Income	$164	$147	12%	$322	$305	6%
Operating Margin	11.6%	10.6%		11.6%	11.1%

Missile Systems (MS) had second quarter 2010 net sales of $1,415 million compared to $1,384 million in the second quarter 2009. MS recorded $164 million of operating income compared to $147 million in the second quarter 2009. The increase in operating income was primarily due to improved program performance.

During the quarter, MS booked $234 million for Standard Missile-3 (SM-3) for the Missile Defense Agency, $223 million for Phalanx Weapon Systems for the U.S. Navy, U.S. Army and international customers, $150 million for Miniature Air Launched Decoys (MALD) for the U.S Air Force, $123 million for Evolved Sea Sparrow Missiles (ESSM) for the U.S. Navy and international customers, $84 million for Standard Missile-2 (SM-2) for the U.S. Navy and an international customer and $81 million for AIM-9X short range air-to-air missiles for the U.S. Navy and international customers.

Network Centric Systems

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,205	$1,197	1%	$2,381	$2,351	1%
Operating Income	$166	$170	-2%	$331	$333	-1%
Operating Margin	13.8%	14.2%		13.9%	14.2%

Network Centric Systems (NCS) had second quarter 2010 net sales of $1,205 million compared to $1,197 million in the second quarter 2009. NCS recorded $166 million of operating income compared to $170 million in the second quarter 2009.

During the quarter, NCS booked $100 million on a command and control program for an international customer.

Space and Airborne Systems

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,197	$1,136	5%	$2,292	$2,182	5%
Operating Income	$171	$175	-2%	$330	$314	5%
Operating Margin	14.3%	15.4%		14.4%	14.4%

Space and Airborne Systems (SAS) had second quarter 2010 net sales of $1,197 million, up 5 percent compared to $1,136 million in the second quarter 2009, primarily due to growth on classified business. SAS recorded $171 million of operating income compared to $175 million in the second quarter 2009. The change in operating income was primarily due to a favorable contractual settlement in the second quarter 2009.

During the quarter, SAS booked $160 million on two international AESA tactical radar programs. SAS also booked $563 million on a number of classified contracts, including $355 million on a major classified program.

Technical Services

	2nd Quarter		%	Six Months		%
($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$834	$780	7%	$1,635	$1,476	11%
Operating Income	$73	$53	38%	$140	$97	44%
Operating Margin	8.8%	6.8%		8.6%	6.6%

Technical Services (TS) had second quarter 2010 net sales of $834 million, up 7 percent compared to $780 million in the second quarter 2009, primarily due to continued growth in domestic and foreign training programs supporting the U.S. Army’s Warfighter Field Operations Customer Support (FOCUS) activities. TS recorded operating income of $73 million compared to $53 million in the second quarter 2009. The increase in operating income was primarily due to improved program performance and higher volume.

During the quarter, TS booked $399 million on domestic training programs and $136 million on foreign training programs in support of the Warfighter FOCUS activities. TS also booked $95 million to provide operational and logistics support to the National Science Foundation (NSF) Office of Polar Programs.

Raytheon Company (NYSE: RTN), with 2009 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 88 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 75,000 people worldwide.

Conference Call on the Second Quarter 2010 Financial Results

Raytheon’s financial results conference call will be held on Thursday, July 29, 2010 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (866) 543-6405 in the U.S. or (617) 213-8897 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2010 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Second Quarter 2010

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09

Net sales	$5,973	$6,125	$12,026	$12,009

Operating expenses
Cost of sales	5,038	4,839	9,822	9,536
Administrative and selling expenses	414	370	822	734
Research and development expenses	176	151	328	262

Total operating expenses	5,628	5,360	10,972	10,532

Operating income	345	765	1,054	1,477

Interest expense	33	31	65	63
Interest income	(4)	(3)	(7)	(7)
Other (income) expense	6	(13)	5	(8)

Non-operating (income) expense	35	15	63	48

Income from continuing operations before taxes	310	750	991	1,429

Federal and foreign income taxes	91	246	311	468

Income from continuing operations	219	504	680	961

Income (loss) from discontinued operations, net of tax	(4)	(3)	(12)	—

Net income	215	501	668	961

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	7	12	15	20

Net income attributable to Raytheon Company	$208	$489	$653	$941

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$0.56	$1.25	$1.76	$2.38
Income (loss) from discontinued operations, net of tax	(0.01)	(0.01)	(0.03)	—
Net income	0.55	1.24	1.73	2.38

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$0.56	$1.24	$1.73	$2.35
Income (loss) from discontinued operations, net of tax	(0.01)	(0.01)	(0.03)	—
Net income	0.55	1.23	1.70	2.35

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$212	$492	$665	$941
Income (loss) from discontinued operations, net of tax	(4)	(3)	(12)	—

Net income	$208	$489	$653	$941

Average shares outstanding
Basic	378.5	392.5	378.1	395.7
Diluted	383.1	397.3	383.7	400.6

Attachment B

Raytheon Company

Preliminary Segment Information

Second Quarter 2010

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09

Integrated Defense Systems	$1,352	$1,335	$221	$205	16.3%	15.4%
Intelligence and Information Systems	472	812	(329)	66	-69.7%	8.1%
Missile Systems	1,415	1,384	164	147	11.6%	10.6%
Network Centric Systems	1,205	1,197	166	170	13.8%	14.2%
Space and Airborne Systems	1,197	1,136	171	175	14.3%	15.4%
Technical Services	834	780	73	53	8.8%	6.8%
FAS/CAS Pension Adjustment	—	—	(55)	11
Corporate and Eliminations	(502)	(519)	(66)	(62)

Total	$5,973	$6,125	$345	$765	5.8%	12.5%

(In millions, except percentages)	Net Sales Six Months Ended		Operating Income Six Months Ended		Operating Income As a Percent of Net Sales Six Months Ended
	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09

Integrated Defense Systems	$2,688	$2,597	$431	$393	16.0%	15.1%
Intelligence and Information Systems	1,202	1,596	(279)	127	-23.2%	8.0%
Missile Systems	2,776	2,752	322	305	11.6%	11.1%
Network Centric Systems	2,381	2,351	331	333	13.9%	14.2%
Space and Airborne Systems	2,292	2,182	330	314	14.4%	14.4%
Technical Services	1,635	1,476	140	97	8.6%	6.6%
FAS/CAS Pension Adjustment	—	—	(108)	22
Corporate and Eliminations	(948)	(945)	(113)	(114)

Total	$12,026	$12,009	$1,054	$1,477	8.8%	12.3%

Attachment C

Raytheon Company

Other Preliminary Information

Second Quarter 2010

(In millions)	Funded Backlog		Total Backlog
	27-Jun-10	31-Dec-09	27-Jun-10	31-Dec-09

Integrated Defense Systems	$5,637	$5,595	$9,463	$10,665
Intelligence and Information Systems *	1,013	1,588	4,619	4,360
Missile Systems	6,296	6,454	7,838	7,657
Network Centric Systems	4,221	4,389	5,143	5,501
Space and Airborne Systems	3,215	3,402	5,930	5,921
Technical Services	2,079	2,051	2,987	2,773

Total	$22,461	$23,479	$35,980	$36,877

*	Backlog and funded backlog for the period ending June 27, 2010 was reduced by a net $546 million for the UK Border Agency program termination.

	Bookings Three Months Ended
	27-Jun-10	28-Jun-09

Total Bookings	$5,901	$7,647

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Second Quarter 2010

(In millions)
	27-Jun-10	31-Dec-09

Assets
Cash and cash equivalents	$2,385	$2,642
Accounts receivable, net	131	120
Contracts in process	4,461	4,373
Inventories	330	344
Deferred taxes	301	273
Prepaid expenses and other current assets	112	116

Total current assets	7,720	7,868

Property, plant and equipment, net	1,953	2,001
Deferred taxes	326	436
Prepaid retiree benefits	130	111
Goodwill	11,921	11,922
Other assets, net	1,231	1,269

Total assets	$23,281	$23,607

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,159	$2,224
Accounts payable	1,330	1,397
Accrued employee compensation	972	868
Other accrued expenses	1,214	1,034

Total current liabilities	5,675	5,523

Accrued retiree benefits and other long-term liabilities	5,261	5,793
Deferred taxes	23	23
Long-term debt	2,327	2,329

Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	11,332	10,991
Accumulated other comprehensive loss	(4,712)	(4,824)
Treasury stock, at cost	(6,222)	(5,446)
Retained earnings	9,473	9,102

Total Raytheon Company stockholders’ equity	9,875	9,827
Noncontrolling interests in subsidiaries	120	112

Total equity	9,995	9,939

Total liabilities and equity	$23,281	$23,607

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Second Quarter 2010

(In millions)	Three Months Ended		Six Months Ended
	27-Jun-10	28-Jun-09	27-Jun-10	28-Jun-09

Net income (loss)	$215	$501	$668	$961
(Income) loss from discontinued operations, net of tax	4	3	12	—

Income (loss) from continuing operations	219	504	680	961

Depreciation	75	73	149	144
Amortization	28	24	57	50
Working capital (excluding pension and taxes)*	651	313	(26)	(625)
Discontinued operations	—	(3)	2	(9)
Net activity in financing receivables	6	6	22	15
Other	(579)	(408)	(225)	378

Net operating cash flow	400	509	659	914

Capital spending	(64)	(48)	(109)	(81)
Internal use software spending	(17)	(21)	(31)	(34)
Acquisitions	—	—	(12)	—
Dividends	(143)	(122)	(260)	(234)
Repurchases of common stock	(475)	(300)	(775)	(600)
Warrants exercised	87	—	250	—
Other	(16)	(29)	21	(25)

Total cash flow	$(228)	$(11)	$(257)	$(60)

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Non-GAAP Financial Measures - Adjusted Measures

Second Quarter 2010

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)					2010 Current Guidance		2010 Prior Guidance
	Three Months Ended		Six Months Ended		Low end	High end	Low end	High end
	2010	2009	2010	2009	of range	of range	of range	of range
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$0.56	$1.24	$1.73	$2.35	$4.00	$4.15	$4.75	$4.90
Less: Per share impact of the FAS/CAS Pension Adjustment (A)	(0.09)	0.02	(0.18)	0.04	(0.38)	(0.38)	(0.38)	(0.38)
Less: Per share impact of United Kingdom (UK) Border Agency program termination (B)	(0.71)	—	(0.72)	—	(0.75)	(0.75)	—	—

Adjusted EPS (1)	$1.36	$1.22	$2.63	$2.31	$5.13	$5.28	$5.13	$5.28

(A) FAS/CAS Pension Adjustment	$(55)	$11	$(108)	$22	$(220)	$(220)	$(220)	$(220)
Tax effect (at 35% federal statutory rate)	19	(4)	38	(8)	77	77	77	77

After-tax impact	(36)	7	(70)	14	(143)	(143)	(143)	(143)
Diluted Shares	383.1	397.3	383.7	400.6	382.0	377.0	382.0	377.0

Per share impact (2)	$(0.09)	$0.02	$(0.18)	$0.04	$(0.38)	$(0.38)	$(0.38)	$(0.38)

(B) UK Border Agency program termination	$(395)	$—	$(395)	$—	$(395)	$(395)	$—	$—
Tax effect (actual at 30.5% blended global tax rate and guidance at 28% UK statutory rate)	121	—	121	—	111	111	—	—

After-tax adjustment	(274)	—	(274)	—	(284)	(284)	—	—
Diluted Shares	383.1	397.3	383.7	400.6	382.0	377.0	382.0	377.0

Per share impact (2)	$(0.71)	$—	$(0.72)	$—	$(0.75)	$(0.75)	$—	$—

Adjusted Income from Continuing Operations attributable to Raytheon Company common stockholders Non-GAAP Reconciliation

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Income from Continuing Operations attributable to Raytheon Company common stockholders	$212	$492	$665	$941
FAS/CAS Pension Adjustment (Tax effected at 35% federal statutory rate)	36	(7)	70	(14)
UK Border Agency program termination (Tax effected at 30.5% blended global tax rate)	274	—	274	—

Adjusted Income (1)	$522	$485	$1,009	$927

Adjusted operating margin Non-GAAP Reconciliation

(In millions, except per share amounts)					2010 Current Guidance
	Three Months Ended		Six Months Ended		Low end	High end
	2010	2009	2010	2009	of range	of range
Operating margin	5.8%	12.5%	8.8%	12.3%	9.4%	9.6%
Less: Impact of the FAS/CAS Pension Adjustment	(0.9)%	0.2%	(0.9)%	0.2%	(0.9)%	(0.9)%
Less: Impact of UK Border Agency program termination	(5.9)%	0.0%	(2.9)%	0.0%	(1.5)%	(1.5)%

Adjusted operating margin (1)	12.6%	12.3%	12.6%	12.1%	11.8%	12.0%

(1)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and we believe it allows investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis and excluding significant unusual items.

Adjusted EPS is defined as diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the UK Border Agency program termination. Adjusted operating margin is defined as total operating margin excluding the margin impact of the FAS/CAS pension adjustment and the UK Border Agency program termination. Adjusted Income from continuing operations attributable to Raytheon Company common stockholders is defined as income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment and the after-tax impact of the UK Border Agency program termination.

(2)	Amounts may not recalculate directly do to rounding.

Attachment G

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Second Quarter 2010

The Company defines Return on Invested Capital (ROIC) as income from continuing operations excluding the after-tax effect of the FAS/CAS pension adjustment and the after-tax effect of the UK Border Agency program termination adjustment plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of the accounting standard for employers’ accounting for defined benefit pension and other postretirement plans. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)		2010 Current Guidance
	2009	Low end of range	High end of range
Income from continuing operations	$1,977
FAS/CAS Pension Adjustment, after-tax *	(18)
UK Border Agency program termination, after-tax **	—
Net interest expense, after-tax *	71	Combined	Combined
Lease expense, after-tax *	66

Return	$2,096	$2,155	$2,220

Net debt ***	132
Equity less investment in discontinued operations	9,560
Lease expense x 8, plus financial guarantees	2,815	Combined	Combined
Minimum pension liability	5,007

Invested capital from continuing operations ****	17,250	$17,700	$17,500

ROIC	12.2%	12.2%	12.6%

*	Federal statutory tax rate of 35%
**	U.K. statutory tax rate of 28%
***	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
****	Calculated using a 2 point average